Exhibit 10.149

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as buyer (“Buyer”),

and

PENNYMAC CORP., as seller (“Seller”),

__________

AMENDMENT NO. 3

dated as of December 31, 2018

to the

MASTER REPURCHASE AGREEMENT

dated as of August 18, 2017

Amendment No. 3 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 3 to Master Repurchase Agreement, dated as of December 31, 2018 (this “Amendment”), is entered into by and among Deutsche Bank AG, Cayman Islands Branch (“Buyer”) and PennyMac Corp. (“Seller”).  Any capitalized terms not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Master Repurchase Agreement, dated as of August 18, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”);

WHEREAS, the parties hereto desire to modify the Master Repurchase Agreement as described below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendment.

(a)Section 1 of the Master Repurchase Agreement is hereby amended by deleting the definition of “Maximum Amount” in its entirety and replacing them with the following:

“Maximum Amount” shall mean $950,000,000.

Section 2.Conditions to Effectiveness of this Amendment.

(a)This Amendment shall become effective upon the execution and delivery of this Amendment by all parties hereto (the “Amendment Effective Date”).

(b)Master Repurchase Agreement Remains in Effect.  Except as expressly amended by this Amendment, the Master Repurchase Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Master Repurchase Agreement or the rights and obligations of the parties thereto.

Section 3.Expenses.  Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Master Repurchase Agreement, Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to Buyer incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

Section 4.Representations; Ratifications Covenants.

(a)In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents and warrants to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Master Repurchase Agreement and no Default or Event of Default has occurred and is continuing under the Master Repurchase Agreement.

(b)The parties hereto ratify all terms of the existing Master Repurchase Agreement other than those amended hereby, and ratify those provisions as amended hereby.

Section 5.Incorporation by Reference.  Sections 13.02 (Notices), 13.11 (Successors and Assigns), 13.13 (Captions), 13.14 (Counterparts), 13.15 (Governing Law; Repurchase Agreement Constitutes Security Agreement), 13.17 (Electronic Signatures), 13.18 (Submission To Jurisdiction; Waivers), 13.19 (Waiver of Jury Trial) and 13.30 (Entire Agreement) of the Master Repurchase Agreement are incorporated herein by reference, mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as Buyer
By:	/s/ Timothy P.F. Crowley
Name:	Timothy P. F. Crowley
Title:	Director

By:	/s/ Genevieve Nestor
Name:	Genevieve Nestor
Title:	Managing Director

PENNYMAC CORP., as Seller
By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer